Exhibit Number
99.1

Investor Contact:	Kevin Hammons
President and
Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES FIRST QUARTER

ENDED MARCH 31, 2025 RESULTS

FRANKLIN, Tenn. (April 23, 2025) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months ended March 31, 2025.

The following highlights the financial and operating results for the three months ended March 31, 2025.

•
Net operating revenues totaled $3.159 billion.
•
Net loss attributable to Community Health Systems, Inc. stockholders was $(13) million, or $(0.10) per share (diluted), compared to $(41) million, or $(0.32) per share (diluted), for the same period in 2024. Excluding the adjusting items as presented in the table in footnote (e) on page 12, net loss attributable to Community Health Systems, Inc. stockholders was $(0.03) per share (diluted), compared to $(0.14) per share (diluted) for the same period in 2024.
•
Adjusted EBITDA was $376 million.
•
Net cash provided by operating activities was $120 million for the three months ended March 31, 2025, compared to $96 million for the same period in 2024.
•
On a same-store basis, admissions increased 4.0 percent and adjusted admissions increased 2.6 percent, compared to the same period in 2024.

Commenting on the results, Tim L. Hingtgen, chief executive officer of Community Health Systems, Inc., said, “Demand for our services produced solid growth in same-store admissions and adjusted admissions in the first quarter as momentum from the end of last year carried over into 2025. In addition, we generated significant proceeds from divestitures and announced a pending divestiture in April that will enable the Company to further reduce debt. Even though healthcare providers are navigating significant change as our operating environment continues to evolve, we remain confident that our strategies are strengthening our operations and positioning the Company for long-term success.”

Three Months Ended March 31, 2025

Net operating revenues for the three months ended March 31, 2025, totaled $3.159 billion, a 0.6 percent increase compared to $3.140 billion for the same period in 2024. On a same-store basis, net operating revenues increased 3.1 percent for the three months ended March 31, 2025, compared to the same period in 2024. Net operating revenues for the three months ended March 31, 2025, reflect a 1.0 percent decrease in admissions and a 2.3 percent decrease in adjusted admissions, compared to the same period in 2024. On a same-store basis, admissions increased 4.0 percent and adjusted admissions increased 2.6 percent for the three months ended March 31, 2025, compared to the same period in 2024.

-MORE-

CYH Announces First Quarter 2025 Results

April 23, 2025

Net loss attributable to Community Health Systems, Inc. stockholders was $(13) million, or $(0.10) per share (diluted), for the three months ended March 31, 2025, compared to $(41) million, or $(0.32) per share (diluted), for the same period in 2024. Excluding the adjusting items as presented in the table in footnote (e) on page 12, net loss attributable to Community Health Systems, Inc. stockholders was $(0.03) per share (diluted) for the three months ended March 31, 2025, compared to $(0.14) per share (diluted) for the same period in 2024.

Adjusted EBITDA for the three months ended March 31, 2025, was $376 million compared to $378 million for the same period in 2024.

The lower amount of net loss attributable to Community Health Systems, Inc. stockholders for the three months ended March 31, 2025, compared to the amount of net loss for the same period in 2024, is primarily attributable to period-over-period changes in impairment and (gain) loss on the sale of businesses, partially offset by an increase in the provision for income taxes and the factors that contributed to a decrease in Adjusted EBITDA. The decrease in Adjusted EBITDA for the three months ended March 31, 2025, compared to the same period in 2024, is primarily attributable to declines in acuity and non-patient revenue, increased patient claim denials and increased costs for outsourced medical specialists, partially offset by higher same-store volumes, increased reimbursement rates, a higher net benefit from supplemental reimbursement programs and reduced expense for contract labor.

Other

During 2025, through the date of this press release, the Company has divested its 50% ownership interest in a hospital, which was completed on February 1, 2025, and completed three other hospital divestitures, two of which were completed on March 1, 2025, and one of which was completed on April 1, 2025.

On April 15, 2025, the Company entered into a definitive agreement to sell its collective 80% ownership interest in Cedar Park Regional Medical Center (126 licensed beds) and certain ancillary businesses located in Cedar Park, Texas, to subsidiaries of Ascension Health. Ascension Health currently holds a 20% ownership interest in Cedar Park Regional Medical Center and would purchase the remaining ownership interest through this transaction. The total purchase price payable to the Company at the closing of this transaction is $460 million, subject to certain purchase price adjustments. For additional information regarding this definitive agreement, see the Current Report on Form 8-K filed by us on April 15, 2025.

Financial and statistical data presented in this press release includes the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closure. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods and exclude businesses divested in 2025 and 2024.

Information About Non-GAAP Financial Measures

This press release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense related to the Business Transformation Costs (as defined in footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below), expense related to government and other legal matters and related costs, expense related to employee termination benefits and other restructuring charges, and the impact of a change in estimate to increase the professional liability claims accrual recorded during the third quarter of 2024. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net loss attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

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CYH Announces First Quarter 2025 Results

April 23, 2025

Additionally, this press release presents adjusted net loss attributable to Community Health Systems, Inc. stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net loss attributable to Community Health Systems, Inc. stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

The non-GAAP financial measures set forth above are not measurements of financial performance under U.S. GAAP, and should not be considered in isolation or as a substitute for any financial measure calculated in accordance with U.S. GAAP. Additionally, the calculation of these non-GAAP financial measures may not be comparable to similarly titled measures disclosed by other companies.

The Company’s annual earnings guidance for 2025, as provided in our press release issued on February 18, 2025, is reaffirmed. The 2025 guidance is based on the Company’s historical operating performance, current trends and other assumptions the Company believes are reasonable. Assumptions underlying the annual earnings guidance as provided in our press release issued on February 18, 2025 are unchanged.

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the nation’s largest healthcare companies. The Company’s affiliates are leading providers of healthcare services, developing and operating healthcare delivery systems in 36 distinct markets across 14 states. As of April 23, 2025, the Company’s subsidiaries own or lease 72 affiliated hospitals with more than 10,000 beds and operate more than 1,000 sites of care, including physician practices, urgent care centers, freestanding emergency departments, occupational medicine clinics, imaging centers, cancer centers and ambulatory surgery centers.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Thursday, April 24, 2025 at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the first quarter ended March 31, 2025. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Presentations and Webcasts link of the Company’s Investor Relations website at www.chs.net/investor-relations. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces First Quarter 2025 Results

April 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2025	2024

Net operating revenues	$3,159	$3,140
Net income (loss) (f)	25	(6)
Net loss attributable to Community Health Systems, Inc. stockholders	(13)	(41)
Adjusted EBITDA (c)	376	378
Net cash provided by operating activities	120	96

Loss per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(0.10)	$(0.32)
Diluted (e), (f)	(0.10)	(0.32)

Weighted-average number of shares outstanding (d):
Basic	133	131
Diluted	133	131

For footnotes, see pages 10, 11 and 12.

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CYH Announces First Quarter 2025 Results

April 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2025		2024
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$3,159	100.0%	$3,140	100.0%
Operating expenses:
Salaries and benefits	1,372	43.4%	1,368	43.5%
Supplies	489	15.5%	487	15.5%
Other operating expenses	865	27.4%	845	26.9%
Lease cost and rent	68	2.2%	77	2.5%
Depreciation and amortization	105	3.3%	115	3.7%
Impairment and (gain) loss on sale of businesses, net (f)	(24)	(0.8)%	17	0.5%
Total operating expenses	2,875	91.0%	2,909	92.6%
Income from operations (f)	284	9.0%	231	7.4%
Interest expense, net	219	7.0%	211	6.8%
Equity in earnings of unconsolidated affiliates	(2)	(0.1)%	(2)	(0.1)%
Income before income taxes	67	2.1%	22	0.7%
Provision for income taxes	42	1.3%	28	0.9%
Net income (loss) (f)	25	0.8%	(6)	(0.2)%
Less: Net income attributable to noncontrolling interests	38	1.2%	35	1.1%
Net loss attributable to Community Health Systems, Inc. stockholders	$(13)	(0.4)%	$(41)	(1.3)%
Loss per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(0.10)		$(0.32)
Diluted (e), (f)	$(0.10)		$(0.32)
Weighted-average number of shares outstanding (d):
Basic	133		131
Diluted	133		131

For footnotes, see pages 10, 11 and 12.

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CYH Announces First Quarter 2025 Results

April 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In millions)

(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Net income (loss)	$25	$(6)
Other comprehensive income (loss), net of income taxes:
Net change in fair value of available-for-sale debt securities, net of tax	3	(2)
Other comprehensive income (loss)	3	(2)
Comprehensive income (loss)	28	(8)
Less: Comprehensive income attributable to noncontrolling interests	38	35
Comprehensive loss attributable to Community Health Systems, Inc. stockholders	$(10)	$(43)

For footnotes, see pages 10, 11 and 12.

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CYH Announces First Quarter 2025 Results

April 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Three Months Ended March 31,
	Consolidated			Same-Store
	2025	2024	% Change	2025	2024	% Change
Number of hospitals (at end of period) (h)	73	78		73	73
Licensed beds (at end of period)	10,788	11,866		10,788	10,756
Beds in service (at end of period)	9,285	10,066		9,285	9,253
Admissions	105,937	107,055	-1.0%	103,713	99,711	4.0%
Adjusted admissions	230,780	236,109	-2.3%	226,701	220,930	2.6%
Patient days	468,365	493,824		457,765	457,569
Average length of stay (days)	4.4	4.6		4.4	4.6
Occupancy rate (average beds in service)	56.0%	53.9%		54.8%	54.3%
Net operating revenues	$3,159	$3,140	0.6%	$3,090	$2,996	3.1%
Net inpatient revenues as a % of net operating revenues	49.3%	48.4%		49.1%	48.0%
Net outpatient revenues as a % of net operating revenues	50.7%	51.6%		50.9%	52.0%
Income from operations (f)	$284	$231	22.9%
Income from operations as a % of net operating revenues	9.0%	7.4%
Depreciation and amortization	$105	$115
Net loss attributable to Community Health Systems, Inc. stockholders	$(13)	$(41)	68.3%
Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-0.4%	-1.3%
Adjusted EBITDA (c)	$376	$378	-0.5%
Adjusted EBITDA as a % of net operating revenues	11.9%	12.0%
Net cash provided by operating activities	$120	$96	25.0%

For footnotes, see pages 10, 11 and 12.

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CYH Announces First Quarter 2025 Results

April 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$431	$37
Patient accounts receivable	2,326	2,286
Supplies	328	331
Prepaid income taxes	-	53
Prepaid expenses and taxes	261	236
Other current assets	61	358
Total current assets	3,407	3,301
Property and equipment	9,200	9,160
Less accumulated depreciation and amortization	(4,458)	(4,384)
Property and equipment, net	4,742	4,776
Goodwill	3,785	3,789
Deferred income taxes	13	13
Other assets, net	1,943	2,175
Total assets	$13,890	$14,054

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$29	$20
Current operating lease liabilities	112	115
Accounts payable	974	913
Income tax payable	96	-
Accrued liabilities:
Employee compensation	478	596
Accrued interest	198	222
Other	483	479
Total current liabilities	2,370	2,345
Long-term debt (g)	11,303	11,432
Deferred income taxes	205	231
Long-term operating lease liabilities	535	535
Other long-term liabilities	806	828
Total liabilities	15,219	15,371
Redeemable noncontrolling interests in equity of consolidated subsidiaries	364	359
STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	-	-
Common stock, $.01 par value per share, 300,000,000 shares authorized; 140,302,924 shares issued and outstanding at March 31, 2025, and 138,919,641 shares issued and outstanding at December 31, 2024	1	1
Additional paid-in capital	2,176	2,175
Accumulated other comprehensive loss	(7)	(10)
Accumulated deficit	(4,093)	(4,080)
Total Community Health Systems, Inc. stockholders’ deficit	(1,923)	(1,914)
Noncontrolling interests in equity of consolidated subsidiaries	230	238
Total stockholders’ deficit	(1,693)	(1,676)
Total liabilities and stockholders’ deficit	$13,890	$14,054

For footnotes, see pages 10, 11 and 12.

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CYH Announces First Quarter 2025 Results

April 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$25	$(6)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	105	115
Deferred income taxes	(26)	(14)
Stock-based compensation expense	4	6
Impairment and (gain) loss on sale of businesses, net (f)	(24)	17
Other non-cash expenses, net	45	33
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(48)	39
Supplies, prepaid expenses and other current assets	(10)	(40)
Accounts payable, accrued liabilities and income taxes	103	(13)
Other	(54)	(41)
Net cash provided by operating activities	120	96

Cash flows from investing activities
Acquisitions of facilities and other related businesses	-	(1)
Purchases of property and equipment	(85)	(93)
Proceeds from disposition of hospitals and other ancillary operations	563	-
Proceeds from sale of property and equipment	-	1
Purchases of available-for-sale debt securities and equity securities	(22)	(4)
Proceeds from sales of available-for-sale debt securities and equity securities	23	12
Purchases of investments in unconsolidated affiliates	-	(4)
Increase in other investments	(35)	(10)
Net cash provided by (used in) investing activities	444	(99)

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(1)	(2)
Distributions to noncontrolling investors in joint ventures	(35)	(50)
Other borrowings	15	17
Proceeds from ABL Facility	939	933
Repayments of long-term indebtedness	(1,088)	(885)
Net cash (used in) provided by financing activities	(170)	13

Net change in cash and cash equivalents	394	10
Cash and cash equivalents at beginning of period	37	38
Cash and cash equivalents at end of period	$431	$48

For footnotes, see pages 10, 11 and 12.

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CYH Announces First Quarter 2025 Results

April 23, 2025

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)
Both financial and statistical results include the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods and exclude businesses divested in 2025 and 2024. There were no discontinued operations reported for the periods presented.
(b)
The following table provides information needed to calculate net loss attributable to Community Health Systems, Inc. stockholders, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended
	March 31,
	2025	2024
Net loss attributable to Community Health Systems, Inc. stockholders:
Net income (loss)	$25	$(6)
Less: Income attributable to noncontrolling interests, net of taxes	38	35
Net loss attributable to Community Health Systems, Inc. stockholders — basic and diluted	$(13)	$(41)

(c)
EBITDA is a non-GAAP financial measure which consists of net loss attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense from third-party consulting costs associated with significant process and systems redesign across multiple functions (the “Business Transformation Costs”) as part of the Company’s previously disclosed multi-year initiative to modernize and consolidate technology platforms and associated processes, expense related to government and other legal matters and related costs, expense related to employee termination benefits and other restructuring charges, and the impact of a change in estimate to increase the professional liability claims accrual recorded during the third quarter of 2024. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”) and the Company’s existing note indentures, which is a key component in the determination of the Company’s compliance with certain covenants under the ABL Facility and such note indentures (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility). Adjusted EBITDA includes the Adjusted EBITDA attributable to hospitals that were divested during the course of such year, but in each case solely to the extent relating to the period prior to the consummation of the applicable divestiture.

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CYH Announces First Quarter 2025 Results

April 23, 2025

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures disclosed by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net loss attributable to Community Health Systems, Inc. stockholders from our condensed consolidated financial statements (in millions):

	Three Months Ended
	March 31,
	2025	2024
Net loss attributable to Community Health
Systems, Inc. stockholders	$(13)	$(41)
Adjustments:
Provision for income taxes	42	28
Depreciation and amortization	105	115
Net income attributable to noncontrolling interests	38	35
Interest expense, net	219	211
Impairment and (gain) loss on sale of businesses, net	(24)	17
Expense from business transformation costs	9	13
Adjusted EBITDA	$376	$378

(d)
The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended
	March 31,
	2025	2024
Weighted-average number of shares outstanding - basic	133	131
Add effect of dilutive securities:
Stock awards and options	-	-
Weighted-average number of shares outstanding - diluted	133	131

The Company generated a net loss attributable to Community Health Systems, Inc. stockholders for the three months ended March 31, 2025 and 2024, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated net income, the effect of stock awards and options on the diluted shares calculation would have been an increase of 585,016 shares and 443,799 shares during the three months ended March 31, 2025 and 2024, respectively.

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CYH Announces First Quarter 2025 Results

April 23, 2025

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)
The following supplemental table reconciles net loss attributable to Community Health Systems, Inc. stockholders, as reported, on a per share (diluted) basis, to net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) presents useful information to investors by highlighting the impact on net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended
	March 31,
	2025	2024
Net loss per share (diluted), as reported	$(0.10)	$(0.32)
Adjustments:
Impairment and (gain) loss on sale of businesses, net	0.02	0.10
Expense from business transformation costs	0.05	0.08
Net loss per share (diluted), excluding adjustments	$(0.03)	$(0.14)

(f)
Both income from operations and net income (loss) included a net non-cash income of $24 million and expense of $17 million for the three months ended March 31, 2025 and 2024, respectively. The net non-cash income for 2025 was primarily from gains on the sale of certain businesses during the period, partially offset by impairment expense to reduce the carrying value of several assets that were idled, disposed of or held-for-sale and losses on the sale of certain businesses during the period. The expense for 2024 was primarily from impairment charges to reduce the carrying value of several assets that were idled, disposed of or held-for-sale. These gains, losses and impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility.
(g)
The maximum aggregate principal amount under the ABL Facility is $1.0 billion, subject to borrowing base capacity. At March 31, 2025, the Company had outstanding borrowings of $200 million and approximately $651 million of additional borrowing capacity (after taking into consideration $67 million of outstanding letters of credit) under the ABL Facility.
(h)
Effective December 31, 2024, the number of hospitals was updated to separately distinguish facilities providing inpatient, acute-care services other than on the primary hospital campus. The number of hospitals presented for the prior-year comparative period reflected in the Selected Operating Data chart above has been updated to conform with the aforementioned change.

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CYH Announces First Quarter 2025 Results

April 23, 2025

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•
general economic and business conditions, both nationally and in the regions in which we operate, including the impact of challenging macroeconomic conditions and inflationary pressures, the current high interest rate environment, current geopolitical instability, and impacts from the imposition of, or changes in tariffs, as well as the potential impact on us of uncertain political, financial, credit and capital conditions;
•
the impact of current and future healthcare public policy developments and possible changes to federal, state or local laws, regulations and policies affecting the healthcare industry, including changes affecting the structure of or funding for the Medicare and Medicaid programs and changes in the structure and administration of federal and state agencies and programs;
•
changes by the federal and state governments to state Medicaid programs, including the extent and nature of structural and funding changes and manner in which any such changes are implemented, and other developments that affect the administration of health insurance exchanges or alter or reduce the provision of, or payment for, healthcare to state residents through legislation, regulation or otherwise;
•
changes related to health insurance enrollment, including those affecting the beneficiary enrollment process and the stability of health insurance exchanges, and the expiration of the temporarily enhanced subsidies available for individuals to purchase coverage through Affordable Care Act marketplaces;
•
risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;
•
demographic changes;
•
changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business;
•
judicial developments impacting the Company or the healthcare industry, including the potential impact of the recent decisions of the U.S. Supreme Court regarding the actions of federal agencies;
•
potential adverse impact of known and unknown legal, regulatory and governmental proceedings and other loss contingencies, including governmental investigations and audits, and federal and state false claims act litigation;

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CYH Announces First Quarter 2025 Results

April 23, 2025

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our ability to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;
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changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies, methodologies or rates paid by federal or state healthcare programs or commercial payors;
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security breaches, cyber-attacks, loss of data, other cybersecurity threats or incidents, including those experienced with respect to our information systems or the information systems of third parties with whom we conduct business, and any actual or perceived failures to comply with legal requirements governing the privacy and security of health information or other regulated, sensitive or confidential information, or legal requirements regarding data privacy or data protection;
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the development, adoption and use of emerging technologies, including artificial intelligence and machine learning;
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any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;
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the effects related to the sequestration spending reductions pursuant to the Budget Control Act of 2011 and the potential for future deficit reduction legislation;
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increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;
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the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing and increased reimbursement denials by insurers;
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the impact of competitive labor market conditions, including in connection with our ability to hire and retain qualified nurses, physicians, other medical personnel and key management, and increased labor expenses arising from inflation and/or competition for such positions;
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the inability of third parties with whom we contract to provide hospital-based physicians and the effectiveness of our efforts to mitigate such non-performance including through acquisitions of outsourced medical specialist businesses, engagement with new or replacement providers, employment of physicians and re-negotiation or assumption of existing contracts;
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any failure to obtain medical supplies or pharmaceuticals at favorable prices;
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liabilities and other claims asserted against us, including self-insured professional liability claims;
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competition;
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trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;
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changes in medical or other technology;

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CYH Announces First Quarter 2025 Results

April 23, 2025

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any failure of key business functions, including our ability to realize the intended benefits of a new core enterprise resource planning system and the redesigned and consolidated processes which are supported by such system;
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changes in U.S. GAAP;
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the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;
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our ability to successfully make acquisitions or complete divestitures, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;
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the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;
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our ability to successfully integrate any acquired hospitals and/or outpatient facilities, or to realize expected benefits from acquisitions such as increased growth in patient service revenues;
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the impact of severe weather conditions and climate change, as well as the timing and amount of insurance recoveries in relation to severe weather events;
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our ability to obtain adequate levels of insurance, including general liability, professional liability, cyber liability and directors’ and officers’ liability insurance;
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timeliness of reimbursement payments received under government programs;
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effects related to pandemics, epidemics, outbreaks of infectious diseases or other public health crises;
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any failure to comply with our obligations under license or technology agreements;
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challenging economic conditions in non-urban communities in which we operate;
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the concentration of our revenue in a small number of states;
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our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;
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any changes in or interpretations of income tax laws and regulations; and
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the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2025 and other public filings with the SEC.

The consolidated operating results for the three months ended March 31, 2025, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the reaffirmation of our guidance for calendar year 2025 (which guidance was originally included in our February 18, 2025 press release) as set forth herein is based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements (including such guidance), or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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